UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 3, 2025

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA 01581

(Address of Principal Executive Offices) (Zip Code)

(508) 870-5959

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2025 the Company granted Mr. Michael Murray, the Company’s Chief Executive Officer and Chairman of the Board, 408,634 restricted stock units (RSUs) and 591,366 options to purchase that Company’s common stock at a strike price of $1.76 under the Company’s 2020 Equity Incentive Plan. The RSU cliff vests three years from date of grant (January 3, 2025) and the options vest quarterly over a four year period from date of grant subject to Mr. Murray remaining with the Company and being in compliance with his employment agreement. The RSUs and options are subject to a double-trigger change-in-control provision. Mr. Murray’s salary for the fiscal year 2025 was increased by three percent for cost of living to $508,850. Mr. Murray’s employment agreement provides for an annual bonus which is targeted at 100% of his base salary and up to 150% of his base salary.

On January 3, 2025 the Company granted Mr. Paul Baker, the Company’s Chief Operating Officer and Mr. Richard Sneider 146,350 and 136,360restricted stock units (RSUs), respectively. The RSUs shall vest upon the achievement of certain revenue, operating income and individual goal milestones, based on the Kopin Corporation’s fiscal year 2025 results and is subject to restrictions pursuant to the terms of the Issuer’s 2020 Equity Incentive Plan. Mr. Baker’s and Mr. Sneider’s salaries for the fiscal year 2025 were set at $360,900 and $362,000, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: January 8, 2025	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)